EVERY STOCKHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

Your Proxy Vote is important!

 THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:

 1.  Call Okapi Partners toll-free at: 877-259-6290 to vote with a live proxy services representative.  Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 11:00 PM (EST).

OR

2.   Refer to your proxy card for the control number and go to: www.myproxyonline.com and follow the simple on-screen instructions.

OR

3.   Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.

If possible, please try to utilize either option 1 or 2 to ensure that your vote is received and registered in time for the meeting on February 8, 2011.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE LOWER PORTION IN THE ENCLOSED ENVELOPE.

CONTINUED ON REVERSE SIDE

PROXY	PROXY

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 8, 2011 1225 SEVENTEENTH STREET, 26th FLOOR, DENVER, CO 80202

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE BLUE CHIP VALUE FUND, INC.

The undersigned Stockholder(s) of the Blue Chip Value Fund, Inc. (the “Fund”) hereby appoint(s) Margaret R. Jurado and Katherine Jeter and each of them, with full power of substitution, as proxies of the undersigned to attend and vote at the abovementioned Special Meeting of Stockholders (the “Special Meeting”) of the Fund to be held at the offices of Denver Investment Advisors LLC, 1225 Seventeenth Street, 26th Floor, Denver, CO 80202 on February 8, 2011, at 10 a.m. Mountain time and any postponements or adjournments thereof, to vote all of the shares of the Fund that the undersigned would be entitled to vote if personally present at the Special Meeting and on any other matters brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Stockholders.  Said proxies are directed to vote or refrain from voting pursuant to the Proxy Statement/Prospectus as specified on the reverse side.

The attached Proxy Statement/Prospectus contains additional information about the proposed Reorganization and the Fund.  Please read it before you vote.  The undersigned acknowledges receipt with this proxy card of a copy of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus.

Note: Please date and sign exactly as the name appears on this proxy card.  When shares are held by joint tenants, at least one holder should sign.  When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian etc., please so indicate.  Corporate and partnership proxies should be signed by an authorized person.

Signature(s) (Title(s), if applicable)

                                                                         2010

Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Stockholders to Be Held on February 8, 2011

The proxy statement for this meeting is available at: WWW.MYPROXYONLINE.COM/BLU

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE LOWER PORTION IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Board of Directors of the Fund unanimously recommends that each stockholder vote “FOR” the Reorganization.

The votes entitled to be cast by the undersigned will be cast as instructed below.  If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposal to approve the Reorganization.  Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any postponements or adjournments thereof.

1.   To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all the assets of the Blue Chip Value Fund, Inc. (the “Closed-End Fund”) to the Westcore Blue Chip Fund (the “Open-End Fund”), a series of Westcore Trust, in exchange for shares of the Open-End Fund and the assumption by the Open-End Fund of all liabilities of the Closed-End Fund, and the distribution of such shares to the shareholders of the Closed-End Fund in complete liquidation, termination and ultimate dissolution of the Closed-End Fund.

FOR 	AGAINST 	ABSTAIN 

2.   To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder